UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2015 (November 13, 2015)
LINN ENERGY, LLC
(Exact name of registrant as specified in its charters)

Delaware (State or other jurisdiction of incorporation or organization)	000-51719 (Commission File Number)	65-1177591 (IRS Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (281) 840-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 13, 2015, Linn Energy, LLC (the “Company” or “LINN”) and Linn Energy Finance Corp. (together with the Company, the “Issuers”), entered into separate, privately-negotiated, exchange agreements (“Exchange Agreements”) with certain holders (“Holders”) of the Issuers’ outstanding 6.50% senior notes due May 2019 (the “6.50% 2019 Notes”), 6.25% senior notes due November 2019 (the “6.25% 2019 Notes”), 8.625% senior notes due April 2020 (the “2020 Notes”), 7.75% senior notes due February 2021 (the “7.75% 2021 Notes”) and 6.50% senior notes due September 2021 (the “6.50% 2021 Notes” and, together with the 6.50% 2019 Notes, the 6.25% 2019 Notes, the 2020 Notes and the 7.75% 2021 Notes, the “Exchanged Notes”). Pursuant to the terms of the Exchange Agreements, the Issuers will issue approximately $1 billion aggregate principal amount of the Issuers’ new 12.00% Senior Secured Second Lien Notes due 2020 (the “New Notes”), certain terms of which are described in the term sheet which is attached as Exhibit 99.2, in exchange for approximately $2 billion aggregate principal amount of the Issuers’ Exchanged Notes held by such Holders, consisting of approximately $584 million principal amount of 6.50% 2019 Notes, approximately $824 million principal amount of 6.25% 2019 Notes, approximately $286 million principal amount of 2020 Notes, approximately $184 million principal amount of 7.75% 2021 Notes and approximately $121 million principal amount of 6.50% 2021 Notes. Certain Holders will also receive an amount of cash equal to the accrued but unpaid interest on the Exchanged Notes as set forth in the Exchange Agreements.
The Company currently expects the settlement of the transactions contemplated by the Exchange Agreements to occur on or around November 20, 2015, subject to the satisfaction of certain closing conditions.
The foregoing description of the Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Exchange Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
In connection with the issuance of the New Notes, the Issuers and the guarantors of the New Notes will enter into an Indenture (the “Indenture”) with U.S. Bank National Association, as trustee. A copy of the Indenture will be filed by the Company as an exhibit to a Current Report on Form 8-K following the closing of the exchange offer described above (the “Exchange”).
The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The New Notes are being offered only to persons who are qualified institutional buyers (as defined in Rule 144A under the Securities Act) in reliance on a private placement exemption from registration provided by Section 4(a)(2) under the Securities Act. The Company will not receive any proceeds from the issuance of the New Notes.
This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.
Item 8.01. Other Events.
On November 13, 2015, the Company issued a press release announcing the Exchange and its entry into the Exchange Agreements. A copy of the press release is attached to this Report as Exhibit 99.1 and incorporated into this Item 8.01 by reference.
The information in Exhibit 99.1 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any filing under the Securities Act.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1 Form of Exchange Agreement.
99.1 Press Release dated November 13, 2015.
99.2 Term Sheet for 12.00% Senior Secured Second Lien Notes due 2020 dated November 13, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

Date: November 16, 2015	By:	/s/ Candice J. Wells
Candice J. Wells
Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

10.1	Form of Exchange Agreement.
99.1	Press Release dated November 13, 2015.
99.2	Term Sheet for 12.00% Senior Secured Second Lien Notes due 2020 dated November 13, 2015

4